Exhibit (d)

                     INVESTMENT ADVISORY SERVICES AGREEMENT
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     This Agreement is made as of the 28th day of October 28, 1998 between W.P.
Stewart & Co. Growth Fund, Inc., a Maryland corporation (the "Fund"), and W.P. Stewart & Co., Inc., a Delaware corporation (the "Adviser").

                                  WITNESSETH:

     WHEREAS, the Fund desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Adviser and to have the Adviser manage the Fund and perform for the Fund various other services appropriate to the operations of the Fund pertaining to assets of the Fund; and

     WHEREAS, the Adviser is willing to furnish such management and other services in accordance with the terms hereof;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

     1. The Fund hereby engages the Adviser to manage the investment and reinvestment of the assets of the Fund and to perform the other services provided herein, subject to the supervision and control of the Board of Directors of the Fund. The Adviser hereby accepts such engagement and agrees, at its own expense, to render the services and to assume the obligations set forth herein, for the compensation set forth herein.

     2. As part of its obligations to manage the investment and reinvestment of the assets of the Fund, the Adviser shall:

          (a) obtain and evaluate such economic, statistical and financial data and information and undertake such additional investment research as it shall deem necessary or advisable in connection with the management of the investment and reinvestment of the assets of the Fund in accordance with the Fund's investment objectives and policies as adopted from time to time and provided in writing to the Adviser;

          (b) take such steps as are necessary to implement the investment policies of the Fund by the purchase and sale of securities, consistently, in its opinion, with the investment policies and objectives of the Fund including the placing of orders for such purchase and sale;

          (c) report regularly to the Board of Directors with respect to the implementation of the investment policies of the Fund; and

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          (d)  determine the net asset value of the shares of the Fund as required by applicable law.

     3. All activities in connection with the management of the affairs of the Fund undertaken by the Adviser pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Directors, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority; and the Fund shall have ultimate responsibility and authority for direction and control of the services provided hereunder. In particular, the Fund shall at all times retain the ultimate responsibility for and control of all investments made hereunder, and the Fund reserves the right to direct, approve or disapprove any action taken on its behalf by the Adviser.

     4. The Adviser agrees to make its principal executive officers available as principal executive officers of the Fund at no expense to the Fund. The Adviser shall furnish to the Fund at the Adviser's own expense or pay the expenses of the Fund, subject to Section 5 and subject to possible reimbursement by an entity other than the Fund, for the following:

          (a) office space in such place or places as may be agreed upon from time to time, and appropriate office supplies, facilities, and equipment;

          (b) executive and other personnel appropriate for managing the affairs of the Fund, including personnel to perform clerical, bookkeeping, accounting, stenographic and other office functions (exclusive of those related to, and to be performed under, contracts for custodial, transfer agency, dividend disbursing, shareholder servicing agency and accounting services by any financial institution selected to perform such services);

          (c) compensation, if any, of directors of the Fund who are directors, officers or employees of the Adviser or any affiliated person (other than a registered investment company) of the Adviser; and

          (d) all services, other than services of counsel, required in connection with (i) the preparation of registration statements, prospectuses and other disclosure documents, including amendments and revisions thereto, (ii) all annual, semi-annual and periodic reports and
     (iii) notices and proxy solicitation material furnished to shareholders of the Fund or regulatory authorities.

     5. Nothing in Section 4 hereof shall require the Adviser to bear, or to reimburse the Fund for:

          (a) any of the costs of printing and mailing the items referred to in Subsection (d) of Section 4;

          (b) any of the costs of preparing, printing and distributing sales literature;

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          (c)  compensation of directors of the Fund who are not directors, officers or employees of the Adviser or any affiliated person (other than a registered investment company) of the Adviser;

          (d) registration, filing and other fees in connection with requirements of regulatory authorities;

          (e) charges and expenses of independent accountants retained by the Fund;

          (f) charges and expenses of any transfer agents and registrars (including the Adviser and any of its affiliates) appointed by the Fund;

          (g) brokers' commissions (including those payable to the Adviser) and other costs and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party;

          (h) taxes and fees payable by the Fund to Federal, state or other governmental agencies;

          (i) the cost of printing and mailing dividend notices, dividend payments and stock certificates representing shares of the Fund;

          (j) legal fees and expenses in connection with the affairs of the Fund including registering and qualifying the Fund or its shares with Federal and state regulatory authorities;

          (k)  expenses of meetings of shareholders and directors of the Fund;

          (l) insurance premiums for fidelity and other coverage of the Fund's operations;

          (m)  fees and dues of the Investment Company Institute;

          (n) such non-recurring expenses as may arise, including those relating to actions, suits or proceedings affecting the Fund and the legal obligations which the Fund may have to indemnify its employees, officers and directors with respect thereto; and

          (o)  interest, including interest on borrowings by the Fund, if any.

          Notwithstanding the other provisions of this Section 5 and Section 4, the Adviser shall pay or reimburse the Fund for all expenses of the organization of the Fund and the initial registration of the Fund and its shares, including, but not limited to, fees and disbursements of legal counsel and the accountants of the Fund, all filing and other governmental fees and printing costs, including the printing of the Fund's preliminary prospectus and up to 5,000 copies of the

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Fund's final initial prospectus (and an equal number of copies of the Statement of Additional Information).

     6. The services of the Adviser to the Fund hereunder shall not be deemed exclusive, and the Adviser shall be free to render similar services, so long as its services hereunder are not impaired thereby. When the Adviser determines that it would be appropriate for the Fund and any other account managed by the Adviser to participate in an investment opportunity, the Adviser will seek to execute orders on a basis which is fair, reasonable and equitable to all such accounts. In such situations, the Adviser may place orders for each account simultaneously and if all such orders are not filled at the same price, the Adviser may cause each account to pay or receive the average of the prices at which the orders were filled for all accounts. If all such orders cannot be fully executed under prevailing market conditions, the Adviser may allocate the securities traded among the accounts on a basis which it considers equitable, taking into account the size of the order placed for each such account as well as any other factors which it deems relevant.

     7. (a) As full compensation for all services rendered, facilities furnished and expenses borne by the Adviser hereunder, the Fund shall pay the Adviser compensation quarterly in arrears at an annual rate of one and one half percent (1.5%) of the average daily net assets of the Fund (the "Advisory Fee"). Each payment of the Advisory Fee shall be due and payable promptly after the last day of the fiscal quarter in respect of which such payment is payable. The average daily net assets of the Fund shall be computed in accordance with applicable provisions of the Fund's articles of incorporation and disclosure document for investors, as each may be amended from time to time. For purposes of this Agreement, the fiscal year of the Fund shall be deemed to end on December 31 of each year.

          (b) In the event of the expiration or termination of this Agreement in accordance with the terms hereof other than on the last day of any fiscal quarter, the Advisory Fee for the fiscal quarter which includes such expiration or termination shall be prorated to the effective date thereof.

     8. If the total of all ordinary business expenses of the Fund (including investment advisory fees but excluding taxes, portfolio brokerage commissions, interest and, where permitted, extraordinary expenses) for any fiscal year exceeds the lowest applicable percentage of average net assets or income limitations prescribed by any state, to the extent the Adviser would be required to pay such excess if the Fund's securities were qualified for sale in such state, the Adviser shall pay such excess annually before publication of the Fund's Annual Report.

     9. The Adviser shall place the portfolio transactions of the Fund with brokers and negotiate any commissions paid on such transactions when not effected by the Adviser or an affiliate of the Adviser acting as broker. In placing portfolio transactions, the Adviser shall seek to obtain the best execution for the Fund, taking into account such factors as price (including the applicable dealer spread or commission, if any), size of order, difficulty of execution, operational facilities of the brokers involved and the broker's risk in positioning a block of securities. When

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selecting brokers or effecting transactions directly on behalf of the Fund, the
Adviser shall comply with all applicable provisions of the Fund's disclosure document for investors and the Investment Company Act of 1940 (the "1940 Act"), including without limitation Section 17 thereof and the rules thereunder, as may be amended from time to time.

     10. It is understood that any of the shareholders, directors, officers, employees and agents of the Fund may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, the Adviser, any affiliated person of the Adviser, any organization in which the Adviser may have an interest or any organization which may have an interest in the Adviser; that the Adviser, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the articles of incorporation of the Fund and the Adviser, respectively, or by specific provisions of applicable law.

     11. This Agreement shall become effective as of the date of its execution and delivery, and

          (a) shall be in effect for two years after its date of execution and shall continue in force from year to year thereafter, subject to prior termination as provided herein, but only so long as its continuance shall be approved specifically at least annually by (i) the Board of Directors of the Fund, including specific approval by a majority of the Directors who are not interested persons of any party to this Agreement (other than as Directors of the Fund) by votes cast in person at a meeting specifically called for such purpose ("Disinterested Director Vote") or (ii) the issued and outstanding voting securities of the Fund by a majority vote and a Disinterested Director Vote;

          (b) may at any time be terminated either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund (i) on sixty days' written notice to the Adviser or
     (ii) if the Adviser fails to perform in a satisfactory manner;

          (c)  shall terminate automatically in the event of its assignment; and

          (d) may be terminated by the Adviser on sixty days' written notice to the Fund.

Termination of this Agreement pursuant to this Section 11 shall be without the payment of any penalty.

     12. The Adviser hereby acknowledges that all records necessary to the operation of the Fund, including records pertaining to the Fund's shareholders and investments, are the sole and exclusive property of the Fund, and in the event that a transfer of management or investment advisory services to someone other than the Adviser should ever occur, the Adviser will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them

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to the Fund, free from any claim or retention of rights by the Adviser. The
Adviser agrees to maintain and preserve, for the periods described by Rule 31a-2 pursuant to the 1940 Act, any books and records with respect to the Fund's securities transactions and any other records required to be maintained by said Rule which are not being maintained by a custodian or any other party pursuant to an agreement with the Fund. The Adviser will provide materials relating to its services as may be requested by the Fund or as may be required by any governmental agency with proper jurisdiction. The Adviser also agrees to maintain all such records and accounts in a confidential manner and agrees not to disclose or use any records or information obtained hereunder in any manner except as expressly authorized herein. The Adviser will keep confidential any information obtained pursuant hereto and disclose such information only if the Fund has authorized such disclosure, or if such disclosure is expressly required by appropriate state or Federal regulatory authorities.

     13. The Fund and the Adviser are not partners or joint venturers with each other and nothing herein shall be construed so as to make them partners or joint venturers or impose any liability as such on either of them. The Adviser shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

     14. This Agreement shall be subject to all applicable provisions of law, including without limitation the applicable provisions of the 1940 Act. To the extent that any provisions herein contained conflict with any applicable provisions of law, the latter shall control.

     15. This Agreement is executed and delivered in the State of New York and shall be construed in accordance with its laws, without regard to its rules regarding conflict of laws.

     16. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     17. This Agreement may be amended only by mutual consent of the parties by an instrument in writing signed by the parties, provided that such consent on the part of the Fund shall be approved (i) by an affirmative vote of a majority of the outstanding voting securities of the Fund and (ii) by a Disinterested Director Vote.

     18. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings set forth in the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission pursuant to the 1940 Act.

     19. Neither the Adviser nor any of its affiliates, officers, directors, managers, members or employees shall have any liability to the Fund or any shareholder of the Fund for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties hereunder, except for liability

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resulting from (i) willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder and (ii) a breach of fiduciary duty with respect to the receipt of compensation for services, but only to the extent specified in (S)36(b) of the 1940 Act.

     IN WITNESS WHEREOF, the Fund and the Adviser have executed this Agreement as of the day and year first above written.


W.P. STEWART & CO., INC.         W.P. STEWART & CO. GROWTH FUND, INC.


By:                                By:
    --------------------------         ---------------------------
Name:                              Name:
Title:                             Title:

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